Exhibit 10.2






                                SHAREHOLDERS' AND
                          SECURITIESHOLDERS' AGREEMENT





             AMONG THE FOLLOWING SHAREHOLDERS AND SECURITIESHOLDERS:


                               ENDOVASC LTD., INC.

                                      AND:

                             MIV THERAPEUTICS, INC.

                                      AND:

                                STENTGENIX, INC.



                             MIV THERAPEUTICS, INC.
                             Unit 1, 8765 Ash Street
                      Vancouver, British Columbia, V6P 6T3
                                   __________

                                SHAREHOLDERS' AND
                          SECURITIESHOLDERS' AGREEMENT

         THIS SHAREHOLDERS' AND SECURITIESHOLDERS' AGREEMENT is made and dated for reference effective as of the _____ day of November, 2002 (the "EFFECTIVE DATE").


AMONG:

         ENDOVASC LTD., INC., a company incorporated under the laws of the State of Nevada, U.S.A., and having a business office and an address for notice and delivery located at 15001 Walden Road, Suite 108, Montgomery, Texas, U.S.A., 73356

         (hereinafter referred to as "ENDOVASC");

                                                               OF THE FIRST PART

AND:

         MIV THERAPEUTICS, INC., a company incorporated under the laws of the State of Nevada, U.S.A., and having a business office and an address for notice and delivery located at Unit 1, 8765 Ash Street, Vancouver, British Columbia, Canada, V6P 6T3

         (hereinafter referred to as "MIV");

                                                              OF THE SECOND PART

         (Endovasc and MIV being hereinafter singularly also referred to as a "CLASS A SHAREHOLDER" and collectively referred to as the "CLASS A SHAREHOLDERS" as the context so requires);

AND:

         STENTGENIX, INC., a company incorporated under the laws of the State of Nevada, U.S.A., and having a business office and address for delivery located at c/o Unit 1, 8765 Ash Street, Vancouver, British Columbia, Canada, V6P 6T3

         (hereinafter referred to as the "CORPORATION");

                                                               OF THE THIRD PART


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AND:

         EACH AND EVERY SHAREHOLDER OR SECURITYHOLDER OF THE CORPORATION NOT LISTED ABOVE WHO HEREAFTER MAY BE A SHAREHOLDER OR SECURITYHOLDER OF ANY CLASS OF SHARES OR SECURITIES (AS HEREINAFTER DEFINED) OF THE CORPORATION AND WHO IS AND SHALL BE, BY THE TERMS HEREOF, REQUIRED TO BECOME A PARTY HERETO AND WHO SHALL ENTER INTO THE TERMS HEREOF, AS PRESENTLY CONSTITUTED OR AMENDED, WHETHER BY PURCHASE, OTHER TRANSFER OR BY SUBSCRIPTION

         (hereinafter collectively referred to as the "FUTURE SECURITYHOLDERS" as the context so requires); and

                                                              OF THE FOURTH PART

         (The Class A Shareholders, the Corporation and the Future Securityholders being hereinafter singularly also referred to as a "PARTY" and collectively referred to as the "PARTIES" as the context so requires).

         WHEREAS the Parties hereto wish to enter into this Agreement in order to make arrangements regarding the organization and affairs of the Corporation and the conduct and sale of their Class A Shares of the Corporation under certain circumstances;

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, and in consideration of the mutual covenants and promises herein, THE PARTIES HEREBY COVENANT AND AGREE EACH WITH THE OTHERS AS FOLLOWS:


                                    ARTICLE I
                                   DEFINITIONS


1.1 DEFINITIONS. As used in this Agreement the following words and phrases have the following meanings:

         (a) "BOARD OF DIRECTORS" or "BOARD" means the board of directors of the Corporation as the same may be constituted from time to time;

         (b) "CLASS A SHAREHOLDERS" means Endovasc and MIV, collectively, and any other Future Securityholder who may be admitted to the Corporation from time to time as a Class A Shareholder, and "CLASS A SHAREHOLDER" means any one of such persons, but if any of such persons ceases to be a Shareholder it shall also cease to be a Class A Shareholder;


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         (c)      "CLASS B SHAREHOLDERS", "CLASS C SHAREHOLDERS" and "CLASS D
                  SHAREHOLDERS" mean, respectively, each and every Future Securityholder who is admitted to the Corporation and this Agreement and who becomes a holder of Class B Shares, Class C Shares and/or Class D Shares, and "CLASS B SHAREHOLDER", "CLASS C SHAREHOLDER" and "CLASS D SHAREHOLDER" means any one of such persons, but if any of such person ceases to be a Shareholder, it shall also cease to be Class B Shareholder, a Class C Shareholder and/or a Class D Shareholder, respectively;

         (d) "CLASS A SHARES" means the Class A voting common shares in the capital of the Corporation;

         (e) "CLASS B SHARES" means the Class B non-voting common shares in the capital of the Corporation as they may be from time to time;

         (f) "CLASS C SHARES" means the Class C shares in the capital of the Corporation as they may be from time to time;

         (g) "CLASS D SHARES" means the Class D shares in the capital of the Corporation as they may be from time to time;

         (h) "CORPORATION" means the Corporation and any directly or indirectly controlled subsidiaries or affiliates of the Corporation and, not to detract from the generality, Article V and Article VI hereinbelow shall apply to each subsidiary and affiliate in the same manner as the Corporation, MUTATIS MUTANDIS;

         (i) "ENCUMBRANCES" means charges, liens, security interests, mortgages, claims and encumbrances of every nature and kind whatsoever;

         (j) "EVENT OF BANKRUPTCY" means, with respect to any person who is a Shareholder, the occurrence of any one or more of the following events:

                  (i) such person commits an act of bankruptcy or becomes an insolvent person (as such terms are defined by the BANKRUPTCY AND INSOLVENCY ACT (Canada));


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                  (ii)     a petition in bankruptcy is filed against such person
                           and is not discharged or disputed BONA FIDE within 10 days of such filing;

                  (iii) a receiving order is made against such person or a substantial portion of his assets and such order is not lifted, vacated or stayed within three days of the making thereof;

                  (iv) proceedings in the form of a notice of intention to file a proposal under the BANKRUPTCY AND INSOLVENCY ACT (Canada); or

                  (v) proceedings for a composition with or proposal to such person's creditors are instituted under any federal or provincial law;

         (k) "GAAP" means generally accepted accounting principles as promulgated from time to time by the Canadian Institute of Chartered Accountants or, if it should cease to exist, the entity which is the successor thereto;

         (l) "NET PROFIT" or "PROFIT" means, in respect of a fiscal year of the Corporation, the Corporation's after-tax net profit for such fiscal year as calculated by the auditors of the Corporation in accordance with GAAP applied on a consistent basis;

         (m) "NEW TECHNOLOGY" means, singularly and collectively, any and all coatings for any applications, products and medical devices utilizing Endovasc's ANGIOGENIX in addition to any and all resorbable stent and catheter technologies, applications and products consequent thereon and developed by Endovasc or the Corporation at any time;

         (n) "PERSON" includes a natural person, a firm, a corporation and any other form of incorporated or unincorporated organization or entity;

         (o) "PLACE OF CLOSING" means the offices of the solicitors for the Corporation, or such other place as may be agreed to by the parties to the transaction;

         (p) "SECURITIES" means any one, or a combination of, or all, as the case may be, of the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, any other Shares, or interests therein, created or issued by the Corporation or a holder of such Shares, the Shareholder Notes, if any, or any other indebtedness of the Corporation and any interests therein, whether created by the Corporation or the holder thereof, but does not include debt issued by normal commercial lenders such as banks or trust companies;


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         (q)      "SECURITYHOLDERS" or "SECURITIESHOLDERS" means any one or more of the beneficial or registered owners of an interest in Securities;

         (r) "SHAREHOLDER" means, at any time, a person who is the registered or beneficial holder of one or more issued and outstanding Shares of any class of Shares in the capital of the Corporation;

         (s) "SHAREHOLDER NOTES" means notes issued by the Corporation from time to time or loans which may be subordinated to other creditors of the Corporation for the purpose of meeting the equity capital requirements of any body or organization having regulatory authority over the Corporation;

         (t) "SHARES" means shares or other equities of any class or kind in the capital of the Corporation now existing or hereafter created; and

         (u) "UNANIMOUS VOTE OF THE SHAREHOLDERS" means (i) 100% of the particular class referenced of those present at a duly called and noticed meeting whereby the Chairman, with respect to any such resolution requiring the Unanimous Vote of the Shareholders, shall not be entitled to a second, extra or casting vote in the case of a tie vote; or (ii) 100% plurality for resolutions signed by all the Shareholders relevant to the class or item for consideration.


1.2 COUNTERPARTS AND PARTIES TO THIS AGREEMENT. This Agreement includes all variations, amendments or successors hereto. This Agreement may be executed in counterparts, such that no fully executed single agreement may exist, and each such part shall be enforceable in respect to all separate signatories thereon, singly or in the collective and, further, shall be enforceable even in the event that not all Parties have executed, or are deemed to have executed, this Agreement, in counterpart form or otherwise, unless there is specific written terms providing that a particular signatory is not bound unless all, or certain, of the intended or proposed signatories have executed. A person may and shall become a Party to this Agreement by the simple act of executing a subscription agreement or transfer agreement or executing or receiving a Security document which contains an acknowledgment of such Future Securityholder being bound by this Agreement (MUTATIS MUTANDIS in regard to such Future Securityholders, as the provisions of the Agreement specifically apply on the date of their acquisition of Securities but excluding historical provisions specifically relating to specific Parties on the historical date which are not reasonably applicable to Future Securityholders, the burden of proof of which lies on the Future Securityholder) and such person shall irrevocably be deemed to have read this Agreement and shall be deemed to have received separate legal advice as to the terms hereof. Regardless of loss of executed documents or of omission to execute this Agreement, whether by subscription agreement or otherwise, a person who has had issued a certificate or other document for Securities, whether or not the same are held in trust or escrow on such person's behalf, and which


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certificate or document contains a notice of this Agreement, shall be irrevocably deemed to have accepted the terms of this Agreement, as the same was constituted on the date of issuance of the certificate or document, as a term and condition of the issuance of the same and to be thereby bound by this Agreement. In the event that, over time, this Agreement shall alter and amend, or be specifically altered for one or several subscribers, and accordingly not all Parties may have executed or acknowledged being bound to such alterations, such shall not invalidate this Agreement, which shall be enforceable in all of its iterations and variations in respect to each Party to the extent that such Party has become bound, or is deemed to have become bound, MUTATIS MUTANDIS.


                                   ARTICLE II
                         TERMINATION OF PRIOR AGREEMENTS

2.1 TERMINATION OF PRIOR AGREEMENTS. All prior shareholders' agreements between some or all of the Parties hereto regarding the organization and affairs of the Corporation, whether written or oral, prior to the Effective Date, are hereby terminated, unless written exception has been effected between specified Parties.


                                   ARTICLE III
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SECURITYHOLDERS. Each Securityholder hereby represents, warrants and covenants to the Parties to this Agreement that:

         (a) it is, or will be when authorized by the Board (and each Shareholder warrants to take all such steps as may be required to cause the same to be issued as hereafter stated), the registered and beneficial owner of that number of the issued and outstanding Class A Shares as is set out opposite its name below which have been, or will be, issued for a subscription price of $0.01 per Class A Share:

             ------------------------------ ----------------------------------
               Name of initial Shareholder     Number and Class of Shares
             ------------------------------ ----------------------------------

                         ENDOVASC               2,500,000 CLASS A SHARES

             ------------------------------ ----------------------------------

                           MIV                  2,500,000 CLASS A SHARES
             ------------------------------ ----------------------------------


         (b) in respect of Endovasc, the consideration paid by Endovasc to the Corporation for the 2,500,000 Class A Shares set out opposite its name above is the transfer from Endovasc to the Corporation of all of Endovasc's rights, entitlement and interests in and to the New Technology free and clear of any


                                      -6-
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                  liens, charges, encumbrances, pledges, mortgages,
                  hypothecations and adverse claims of any and all nature whatsoever and including, without limitation, options, pre-emptive rights and other rights of acquisition in favour of any person, whether conditional or absolute; all of which, collectively, has a deemed value of U.S. $2,500,000 attributable thereto for research already performed;

         (c) in respect of MIV, the consideration paid by MIV to the Corporation for the 2,500,000 Class A Shares set out opposite its name above is deemed to be U.S. $2,500,000 as at the date hereof, which sum MIV shall be required to directly or indirectly raise for and on behalf of the Corporation, by way of private and/or public equity and/or debt funding, the final form(s) of which shall be in the sole and absolute discretion of MIV, in accordance with the provisions set out in Article IV hereinbelow;

         (d) the Securities set out opposite its name above are free and clear of all Encumbrances (other than Encumbrances contained in the constating documents of the Corporation and any other encumbrances provided for or permitted by the terms of this Agreement) and there are no dispositions, contingent or uncontingent, of any kind in respect to such Securities;

         (e) in respect of the Class A Shareholders only, it covenants, PARI PASSU with the other Class A Shareholders, to contribute such additional capital or Shareholder loans to the Corporation as may be required from time to time for the requirements of the Corporation as determined by the Board or as may be required by any regulatory authority or self-regulatory organization to which the Corporation may be subject, in proportion to the number of Class A Shares held by it. In the event that additional contributions are made by Shareholders' loans the same shall bear interest at the rate established by the Board, may have fixed terms of repayment, if permitted by the conditions of the Corporation's business, and shall be paid in priority to any outstanding Shareholder's Notes before dividends or Profit distribution and before any redemption of Shares. In the event that some, but not all, of the Class A Shareholders can or will contribute to the Corporation's additional needs then, subject to section 4.4, unless waived by a simple majority of Class A Shareholders, such contributing Shareholders may be granted such equity and/or debt terms as they may require, and the Board accepts, with consequent dilution of non-contributing Shareholders;

         (f) each Party shall vote, or refrain from voting, and otherwise exercise its Securities, in compliance with the terms and spirit of this Agreement in good faith and, not so as to derogate from the generality, shall not so exercise its Securities to create or alter the Memorandum or Articles of the Corporation in any manner which contradicts or contravenes this Agreement, and if a Party breaches this Agreement the Corporation may initiate judicial proceedings to compel compliance and seek damages, for itself and other Parties, and shall do so upon written request of not less than 30% of the Class A Shareholders, without prejudice to the right of any other aggrieved Party to seek remedy;


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         (g)      it will duly and faithfully comply with Board resolutions and
                  Shareholders' resolutions properly made in accordance with this Agreement regarding the business of the Corporation, the Securities and this Agreement; and

         (h) it will duly, faithfully and promptly perform and comply with the terms of this Agreement, both in its particulars and in its spirit.


3.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION. The Corporation hereby represents, warrants and covenants to the other Parties to this Agreement that:

         (a) on the Effective Date of this Agreement the authorized capital of the Corporation consists of 100,000,000 Class A Shares, 10,000,000 Class B non-voting Shares, 10,000,000 Class C non-voting preferred Shares and 10,000,000 Class D non-voting preferred Shares;

         (b) the Securities listed in section 3.1 are, or will be upon issuance by the Board of all subscribed capital, the only issued and outstanding Securities of the Corporation until such time as further issuances are permitted by the terms of this Agreement, and the Corporation shall issue such aforesaid Securities to each named Shareholder upon execution of this Agreement and payment therefore, unless payment terms or assistance have been approved by the Board whereupon the Securities shall be issued, or optioned, upon such terms as the Board may determine; and

         (c) on and at the Effective Date, except as expressly provided for in this Agreement, no person has any agreement or option or right capable of becoming an agreement for the purchase, subscription or issuance of any Securities.


                                   ARTICLE IV
           MAINTENANCE OF MIV'S SHARE POSITION AND/OR DILUTION THEREOF

4.1 MAINTENANCE OF MIV'S SHARE POSITION. In order for MIV to retain the 2,500,000 Class A Shares issued to it by the Corporation as set out in subsection 3.1(a) above, MIV shall be required to raise, directly or indirectly and for and on behalf of the Corporation, by way of private and/or public equity and/or debt funding, the final form(s) of which shall be in the sole and absolute discretion of MIV, an aggregate of U.S.$2,500,000 for research and development by the Corporation over the period of three years from the Effective Date as follows:


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         (a)      on or before that date which is 12 months from the Effective
                  Date of this Agreement (the "FIRST YEAR END") MIV shall be required to raise, directly or indirectly and for and on behalf of the Corporation, and by way of private and/or public equity and/or debt funding, the final form(s) of which shall be in the sole and absolute discretion of MIV, a minimum of U.S.$300,000 for the Corporation (the "FIRST CONTRIBUTION"); which sum reflects the Corporation's anticipated budget for the period commencing from the Effective Date of this Agreement to and ending on the date which is the First Year End (the "FIRST YEAR"); and which budget has been approved by the Board of Directors;

         (b) during the period from the first day after the First Year End to that date which is 12 months from the First Year End (the "SECOND YEAR END") MIV shall be required to raise, directly or indirectly and for and on behalf of the Corporation, and by way of private and/or public equity and/or debt funding, the final form(s) of which shall be in the sole and absolute discretion of MIV, a minimum of such sum as reflects the Corporation's approved budget (the "SECOND CONTRIBUTION") for the period commencing on the date which is the First Year End to and ending on the date which is the Second Year End (the "SECOND YEAR"); and the amount of which budget must first be approved by the Board of Directors; and

         (c) during the period from the first day after the Second Year End to that date which is 12 months from the Second Year End (the "THIRD YEAR END"), MIV shall be required to raise, directly or indirectly and for and on behalf of the Corporation, and by way of private and/or public equity and/or debt funding, the final form(s) of which shall be in the sole and absolute discretion of MIV, a minimum of such sum as reflects the Corporation's approved budget (the "THIRD CONTRIBUTION") for the period commencing on the date which is Second Year End to and ending on the date which is the Third Year End (the "THIRD YEAR"); and which budget must first be approved by the Board of Directors.

                  In this regard it is hereby acknowledged and agreed by each of the Parties hereto that, with prior written notice provided by MIV to Endovasc not less than 30 calendar days prior to the First Year End, the Second Year End and/or the Third Year End herein, as the case may be, MIV's requirement to provide the First Contribution, the Second Contribution and/or the Third Contribution, as the case may be, shall be extended to a maximum of up to 60 calendar days from any such year end provided that MIV's required contribution for any such year end is increased by not less than 5% as a result thereof; any such increase in contribution representing a penalty to MIV and, correspondingly, not affecting the Parties' relevant Class A Share positions in and the Corporation in any manner as a consequence of the payment thereof.

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4.2 APPROVAL OF BUDGETS. The Parties hereto represent and warrant that the budget for the First Year has been approved by the Board of Directors. In accordance with section 5.1 below and within 30 calendar days of the First Year End and the Second Year End, respectively, the Board of Directors shall approve a budget for the Second Year and Third Year, respectively, and the total sum of each budget, being the Second Contribution and the Third Contribution, shall be the amount required to be raised by MIV for the applicable ensuing year, up to a total sum of U.S. $2,500,000 prior to the Third Year End.

4.3 FAILURE TO APPROVE A BUDGET. In the event the Board of Directors is unwilling or unable to agree on and approve a budget within 30 calendar days of the First Year End or the Second Year End, as the case may be, then within ten calendar days of the 30th calendar day after the First Year End or Second Year End, as the case may be, the independent director of the Corporation shall prepare a budget which shall be deemed, for the purposes of this Article IV, to be the approved budget for the ensuing year and MIV shall be required to raise a minimum of the sum of such budget approved by the independent director for the relevant year.

4.4 DILUTION FOR FAILURE TO MAKE A CONTRIBUTION. If MIV fails to raise the total amount of the required First Contribution, Second Contribution or Third Contribution, as the case may be, and within the time periods as set forth in section 4.1 hereinabove, then MIV shall be required to return to the treasury of the Corporation for cancellation within 90 calendar days of any of the First Year End, Second Year End and Third Year End, as the case may be, that number of Class A Shares then owned by MIV in and to the Corporation as is equal to:

         (a) FOR THE FIRST YEAR: the total amount of the First Contribution less the actual amount of funds raised by MIV during the First Year divided by U.S. $1.00;

         (b) FOR THE SECOND YEAR: the total amount of the Second Contribution less the actual amount of funds raised by MIV during the Second Year divided by U.S. $1.00; and

         (c) FOR THE THIRD YEAR: the total amount of the Third Contribution less the actual amount of funds raised by MIV during the Third Year divided by U.S. $1.00.

4.5 ENDOVASC'S OPTION TO ACQUIRE ADDITIONAL CLASS A SHARES. If MIV fails to raise the total amount of the required First Contribution, Second Contribution or Third Contribution, as the case may be, and within the time periods as set forth in section 4.1 hereinabove, and Endovasc raises the balance of funds required to make up the First Contribution, Second Contribution or Third Contribution, as the case may be, and within the time periods as set forth in section 4.1 hereinabove, then Endovasc shall be entitled to receive, and the Corporation shall be required to issue from treasury to Endovasc in consideration therefore, and within 90 calendar days of any of the First Year End, Second Year End and Third Year End, as the case may be, that number of additional Class A Shares of the Corporation as is equal to:

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         (a)      FOR THE FIRST YEAR: the amount of funds raised by Endovasc in the First Year (which, together with the amount of funds raised by MIV in the First Year, shall be no greater than the total amount of the First Contribution) divided by U.S. $1.00;

         (b) FOR THE SECOND YEAR: the amount of funds raised by Endovasc in the Second Year (which, together with the amount of funds raised by MIV in the Second Year, shall be no greater than the total amount of the Second Contribution) divided by U.S. $1.00; and

         (c) FOR THE THIRD YEAR: the amount of funds raised by Endovasc in the Third Year (which, together with the amount of funds raised by MIV in the Third Year, shall be no greater than the total amount of the Third Contribution) divided by U.S. $1.00.

4.6 CONTRIBUTIONS MADE IN FULL. If MIV raises the full First Contribution, Second Contribution or Third Contribution, or any of them, as the case may be, then, for the year relating to the full Contribution so made, MIV shall not be subject to dilution for the said year in which the full Contribution was raised.


                                    ARTICLE V
                             PROVISIONS FOR CONTROL

5.1 OPERATION AND CONTROL. Each of the Parties hereto agrees and warrants that they shall cause such meetings of the Corporation to be held, votes cast, resolutions passed, bylaws enacted, documents executed and all things and acts done to ensure the following continuing arrangements with respect to the operation and control of the Corporation:

         (a) the affairs of the Corporation shall be managed by the Board of Directors which shall at all times consist of not less than three directors;

         (b) the Class A Shareholders shall vote their shares so that the Board of Directors be comprised of one representative of Endovasc, one representative of MIV and one independent director who represents neither of Endovasc or MIV. If a position on the Board of Directors is vacant for any reason whatsoever, the Board of Directors shall appoint a new director to fill the vacancy, which new director shall be a representative of that Party that the vacating director was a representative of or, in the event that the independent director vacates such position, then the new director shall be an independent director;

         (c) the officers of the Corporation shall be chosen by the Board of Directors;

         (d) a quorum for a meeting of the Board of Directors shall be three directors, in person or by proxy, and the notice of meeting and agenda shall, unless waived by each Board member, be delivered no less than two business days prior to the meeting. The meeting may be held in person or electronically. Any director may appoint a proxy or power of attorney to act in such person's stead for the duration and purposes designated in the instrument of appointment. If a quorum is not present at the meeting in question, such meeting shall automatically be adjourned and reconvened on the date which is the second business day following the date fixed for the meeting so adjourned and no notice shall be required to be given of same other than the announcement of the time and place therefor and, notwithstanding any other provisions of this Agreement, those directors present thereat shall constitute the quorum for such reconvened meeting and all decisions which may properly be made by the Board of Directors at such meeting shall be decided by a majority of votes cast at such meeting, provided that the only business which may be transacted at such reconvened meeting shall be those items of business specifically set out on the agenda for the adjourned meeting;

         (e) the Chairman of all meetings of the Board of Directors shall be the independent director, if present, and the Chairman shall be entitled to a second, extra or casting vote in the case of a tie vote at any such meeting;

         (f) a quorum for a meeting of the Shareholders of the Corporation shall be not less than two Shareholders present in person or represented by proxy and holding at least a simple majority of the votes attaching to the then issued and outstanding Shares; provided that if such a quorum is not present at the meeting in question such meeting shall automatically be adjourned and reconvened on the date which is the tenth business day following the date fixed for the meeting so adjourned and the only notice required to be given shall be the time and place thereof and, notwithstanding any other provision of this Agreement, the quorum for such reconvened meeting shall consist of those Shareholders present thereat in person or represented by proxy and holding at least 30% of the votes attaching to the then issued and outstanding Shares; provided that the only business which may be transacted at such reconvened meeting shall be those items of business specifically set out on the agenda for the originally called meeting;

         (g) except as otherwise provided in this Agreement, all contracts and documents binding the Corporation shall, in the case of contracts and documents required for the conduct of the business of the Corporation in the ordinary course, require the signature of any two persons who at such time are officers or directors of the Corporation. In the case of material other agreements and documents which materially affect the nature of the Corporation's business or create material financial liability or burden, such shall require the signature(s) of those persons, or class of persons, determined by the Board. Neither the Board nor any signatory shall be liable for errors in such judgment of materiality if the error is made in good faith, could not reasonably be foreseen or was made with appropriate legal, accounting or other relevant professional advice; and

         (h) except as may be otherwise provided in this Agreement or by law, all decisions of the Board of Directors and of the Shareholders of the Corporation at a meeting of the Board of Directors or the Shareholders, as the case may be, shall be decided by a simple majority of the votes cast.

5.2 SIMPLE MAJORITY OR UNANIMOUS VOTE OF THE CLASS A SHAREHOLDERS REQUIRED. Unless otherwise expressly provided by the terms of this Agreement, without the prior written consent, or approval by a duly called meeting, of a simple majority of Class A Shareholders, otherwise by the Unanimous Vote of the Shareholders where below noted or otherwise as required by law, of the votes attaching to the then issued and outstanding Class A Shares, or where required by law of each class of Shareholders, none of the following shall be effected:

         (a) the issuance or sale by the Corporation of any Class A Shares (or any other Shares having voting rights) or any rights, warrants or other securities convertible into such Shares, unless the existing Class A Shareholders shall first be given the right of first refusal to purchase the referenced interests in Shares on the terms approved by the Board and such right of first refusal shall be available for acceptance for a period of not less than 15 business days from delivery of notice thereof;

         (b) by Unanimous Vote of the Shareholders, the taking or instituting of proceedings for the winding-up, reorganization or dissolution of the Corporation;

         (c) by Unanimous Vote of the Shareholders amending the Memorandum or Articles of the Corporation;

         (d) by Unanimous Vote of the Shareholders the enactment, revocation or amendment of any bylaws of the Corporation;

         (e) by Unanimous Vote of the Shareholders any merger, amalgamation or similar transaction pertaining to the Corporation; or

         (f) by Unanimous Vote of the Shareholders the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation.

5.3 BEST INTERESTS OF THE CORPORATION. The Parties hereto (other than the Corporation) hereby agree that they shall at all times act in the best interests of the Corporation, such that:

         (a) the corporate existence of the Corporation and its rights, powers, privileges, licenses, registrations and goodwill are all maintained and the operations of the Corporation are carried on in a proper and businesslike manner so as to preserve and protect the Corporation's business, assets and undertaking;

         (b) the directors and officers of the Corporation act in the best interests of the Corporation so as to develop and maintain, to the best of their respective abilities, the business, assets and undertaking of the Corporation as an ongoing and viable business; and

         (c) with respect to all matters requiring authorization by the directors of the Corporation, such directors take all reasonable action to reach a decision with respect to any such matter in a responsible manner and as expeditiously as is reasonably possible under the circumstances and otherwise in accordance with the terms of this Agreement.

                                   ARTICLE VI
                      OPERATIONS, MANAGEMENT AND FINANCING

6.1 PROPER BOOKS. Proper books of account shall be kept by the Corporation and entries shall be made therein of all matters, terms, transactions and things as are usually written and entered into books of account in accordance with GAAP consistently applied. Each of the Class A Shareholders, and such other Shareholders as the law requires and only to the extent required, shall have access, on reasonable notice as determined by the Board from time to time and on such terms of security as the Board may establish, to examine such books and to take such copies as the law requires or the Board may permit on appropriate security terms. This right to examine shall not extend to client accounts, or other third parties to the Corporation, unless authorized by such persons. The Corporation shall at all times furnish to Shareholders correct information, accounts and statements of and concerning all transactions pertaining to the Corporation.

6.2 AUDITORS AND SOLICITORS. The auditors of the Corporation shall be such firm of qualified independent chartered accountants as the Board of Directors shall appoint from time to time. Such auditors shall, at the fiscal year end of the Corporation and at such other times as they may be reasonably requested by the Board of Directors or by any regulatory authority or self regulatory authority to which the Corporation is subject, perform an audit of the books and accounts of the Corporation in accordance with GAAP, applied on a consistent basis and, for such purposes, they shall have access to all books of account, records and all vouchers, cheques, papers and documents of or which may relate to the Corporation. The solicitors of the Corporation shall be such solicitors as the Board of Directors shall appoint from time to time.

6.3 BANK. The Corporation shall maintain bank accounts at such bank or trust company as the Board of Directors shall from time to time determine, and such bank accounts shall be kept in the name of the Corporation or in such other name as the Board of Directors shall determine.

6.4 CHEQUES AND SIGNATORIES. All cheques, bills, notes and drafts drawn on the Corporation's bank accounts shall require the signatures of not less than two officers or directors of the Corporation or such other contracted individuals as the Board of Directors may determine.

6.5 MONIES RECEIVED. All monies received from time to time for the account of the Corporation shall be paid immediately into those bank accounts for the time being in operation, in the same drafts, cheques, bank transfers, bills or cash in which they are received and all disbursements on account of the Corporation shall be made by cheque drawn on such bank or trust company.

6.6 BORROWING. From time to time, and subject to the provisions of this Agreement, the Board of Directors is empowered to borrow money for the operations of the business of the Corporation.

6.7 PAYMENTS TO SHAREHOLDERS. Other than as specifically provided for in this Agreement, any payments or other distributions made by the Corporation to the Shareholders shall require the prior approval of the Board of Directors.


                                   ARTICLE VII
                            RESTRICTIONS ON TRANSFER

7.1 RESTRICTION ON TRANSFER. Each of the Parties hereto warrants, covenants and agrees that it shall not sell assign, transfer, pledge, mortgage, charge, create a security interest in, hypothecate, enter into any agreement or option to or otherwise dispose of, encumber or deal with any interest in the Securities beneficially owned or controlled by it except in accordance with the terms of this Agreement or except with the prior written consent of the Board of Directors.

7.2 ABILITY TO TRANSFER. Notwithstanding section 7.1, the Parties hereto (other than the Corporation) each covenant and agree that, so long as a transferring Securityholder continues to control the acquirer of the Security, the Board of Directors shall not unreasonably withhold its consent to any transfer of Securities to be effected in connection with the implementation of any BONA FIDE corporate reorganization or tax or estate planning arrangement; provided that no such transfer shall, however, be valid or effective until the acquirer of the Securities in question shall have become bound to the terms of this Agreement and assuming and agreeing to be bound by all the obligations of the transferring Securityholder under this Agreement, together with the transferring Securityholder if it is retaining Securities.


                                  ARTICLE VIII
                               SALE OF SECURITIES

8.1 ABILITY TO SELL SECURITIES AND THE MECHANISM THEREFOR. Any Securityholder, or holder of an interest therein (such holder in this Article referred to as the "PROPOSING TRANSFEROR"), who wishes, or is required by other provisions of this Agreement, to dispose of all or any part of an interest in Securities, other than pursuant to the exception provided by Article VII, shall be obliged to effect such disposition in accordance with the procedures and terms hereof. A voluntary disposition (a non-voluntary disposition is elsewhere herein described and employing the below procedures) shall be governed in accordance with the following provisions:

         (a) the Proposing Transferor shall give written notice to the Corporation (the "TRANSFER NOTICE") specifying the interest in Securities that the Proposing Transferor desires to dispose of (such interest in Securities is referred to as the "OFFERED SECURITIES"), the price, in lawful money of Canada (the "PURCHASE PRICE"), and the terms of payment upon which the Proposing Transferor is prepared to transfer the Offered Securities. The Transfer Notice shall appoint the Corporation as the agent of the Proposing Transferor for the sale of the Offered Securities at the Purchase Price and upon the terms of payment specified in the Transfer Notice. The Transfer Notice shall also state whether the Proposing Transferor has had negotiations for or an offer to purchase the Offered Securities or proposes to sell the Offered Securities, or any of them, to any particular person or persons who are not members of the Corporation and if so, the names and addresses of those persons shall be specified in the Transfer Notice. The Transfer Notice shall constitute an offer by the Proposing Transferor to sell the Offered Securities and shall not be revocable upon delivery to the Corporation. If the Transfer Notice pertains to Offered Securities of more than one class or type then the Purchase Price and terms of payment for each class of Offered Securities shall be stated separately in the Transfer Notice;

         (b) the Corporation shall forthwith upon receipt of the Transfer Notice transmit a copy of the Transfer Notice to each Class A Shareholder (other than the Proposing Transferor if it is a Class A Shareholder), and request that each Class A Shareholder state in writing within 30 calendar days from the date of the Transfer Notice whether such Class A Shareholder is willing to purchase any of the Offered Securities. The offer thereby made to the Class A Shareholders shall be pro-rata in accordance with their Class A Share holdings and the allocation shall be specified by the Corporation. The recipients may accept the full allocation or may specify a lesser amount or a particular part of the Offered Securities;

         (c) upon the expiration of the 30 day notice period provided for in sub-subsection 8.1(b) above, if the Corporation has not received from the Class A Shareholders entitled to receive the Transfer Notice sufficient acceptances, but has received some acceptances to purchase part of the Offered Securities, the Corporation shall thereupon give a 10 calendar day notice offering the remaining Offered Securities among the Class A Shareholders so accepting and, if there is excess demand by the recipients, the interests shall be allocated pro rata in proportion to the number of Class A Shares held by each of them;

         (d) if the Class A Shareholders have not taken up all, or any, of the Offered Securities, the Corporation may elect, within 20 calendar days of the expiry of the period for the last election by Shareholders under subsections 8.1(c) hereinabove (as applicable), to purchase any unsubscribed portion, subject to its capital not being impaired and approval of the Board;

         (e) if the Corporation did not receive sufficient, or any, acceptances from Class A Shareholders to purchase all the Offered Securities and if the Corporation has not determined to subscribe for all of the unsubscribed portion of the Offered Securities, the Corporation shall offer the unaccepted Offered Securities interests to all other non-Class A Share classes of Shares, pro-rata between Shareholders, regardless of class, and the procedure of subsections 8.1 (a), (b) and
                  (c) hereinabove shall apply, MUTATIS MUTANDIS;

         (f) if not all of the Offered Securities are subscribed, the Proposing Transferor shall not be obliged to sell less than all the Offered Securities and may then proceed to offer and sell the Offered Securities to such persons as are lawfully eligible to purchase the same, but only on terms not better than that of the Transfer Notice and for a period of 120 calendar days. Should the terms be made more favourable or the time period expire the within right of first refusal shall again apply. The Proposing Transferor may elect to accept the acceptances of such portion of the Offered Securities as has been accepted by Shareholders and may additionally proceed to attempt to dispose of the remainder on the aforesaid restriction and term;

         (g) the Proposing Transferor and the accepting Shareholders shall be bound by the terms of the Transfer Notice severally as to the portion accepted and shall not be relieved of the obligation to close by failure of any one or several of the accepting Shareholders to close unless the Transfer Notice has so stipulated or the accepting Shareholder has so stipulated in its acceptance, which stipulation the Proposed Transferor may reject within five business days of delivery by the Corporation of copies of the acceptances. Should such stipulation be rejected, the said Shareholder may, within two business days of notice by the Corporation, elect to remove the stipulation, otherwise the interest shall be made available to the other eligible Shareholders who shall have five business days to accept a pro-rata portion. If a Shareholder fails to close on the portion of its acquisition, closing shall be deferred five business days and the other Shareholders of the closing may acquire the said interest, firstly pro-rata among Class A Shareholders and, secondly, pro-rata among other Shareholders;

         (h) after an apportionment has been made pursuant to the procedures above described and upon payment of the Purchase Price for the Offered Securities apportioned, the Proposing Transferor shall be bound to transfer those Offered Securities in accordance with that apportionment. If the Proposing Transferor fails to do so the Corporation shall, and is hereby irrevocably constituted the agent and power of attorney of the Proposing Transferor for such purpose, cause the name of the acquiring Shareholders to be entered in the register of the Corporation as the holders of those Offered Securities and shall cancel the Offered Securities issued to the Proposing Transferor whether they have been produced to the Corporation or not. Payment to the Corporation, as agent for the Proposing Transferor, of the Purchase Price shall be sufficient payment by the acquiring Shareholders and entry of the transfer in the register of the Corporation shall be conclusive evidence of the validity of the transfer. Upon completion of the transfer the Corporation shall pay the Purchase Price to the Proposing Transferor or its legal representative or, if it cannot do so due to fault or omission of the Proposing Transferor, it shall hold the funds in an interest bearing account for a period of two years awaiting claim, failing which, after such period, the Corporation may elect, on 10 business days' notice to the Proposing Transferor at the last address on the Corporation's register, to gift the same to the Corporation as contributed capital and the Proposing Transferor shall have no claim thereto thereafter;

         (i) the closing (the "CLOSING") of the transactions contemplated by this section 8.1 shall take place at the offices of the Corporation's solicitors at 10:00 a.m. (Vancouver time) on that date (unless otherwise agreed by the participating parties) which is the latest of:

                  (i) 60 calendar days after the period referred to in subsection 8.1(e) hereinabove; or

                  (ii) 15 calendar days following the receipt of all necessary governmental or regulatory approvals, if any, required to be obtained in connection with the transaction; or

                  (iii) 30 calendar days following the events and expiration of time periods provided by subsection 8.1(j) hereinbelow, unless the parties to the transaction agree to a shorter or longer period; and

         (j) the provisions as to transfers of Securities contained in subsections 8.1(a) to (h) hereinabove are subordinate to the following:

                  (i) if before the proposed transfer of Securities is made the other Shareholders waive their right to receive the Transfer Notice; or

                  (ii) to any transfer of Securities, or any part thereof, pursuant to the provisions of Article VII;

                  (iii) to any transfer of Securities, or any part or time period thereof, pursuant to the specific provisions of other parts of this Article VIII;

                  (iv) in the event that the Board has concerns about the Proposing Transferor's transferee, who is not a Class A Shareholder, then upon notice by the Board, which shall be given within five business days of identification of the proposed transferee, the Board shall have a period of 90 calendar days from such notice of identification to find another transferee or transferees, including the Corporation as a transferee if the Board so determines, to acquire the Offered Securities on equal or better terms, and the Proposing Transferor shall be obliged to accept such Board selected transferee or transferees; or

                  (v) in the event that a Proposing Transferor receives an offer for the Offered Securities which is equal to or more than a 2.5 multiple of the book value of the Shares (and any premium to Shareholder Notes or loans, if any, shall be transferred to the equity calculation), or if 50% or more of the Class A Shareholders find the proposed transferee unacceptable, then, for a period of 30 calendar days after notice by the Proposing Transferor to the Corporation of the identity of the transferee and the Purchase Price, the other Class A Shareholders shall have the right to require that their Securities be purchased as a condition of the Proposing

                           Transferor's sale and, if the proposed transferee is willing to proceed on such condition, the transaction shall thereupon be deemed a takeover and offered to all Class A Share holders in the same manner and with the same procedures as the takeover provisions of the then prevailing and applicable securities legislation, MUTATIS MUTANDIS.


8.2 INABILITY TO SELL SECURITIES. Notwithstanding any other provision of this
Agreement:

         (a) a Party shall not be entitled to sell, transfer or otherwise dispose of any part of its Securities, without the prior written consent (or resolution of a meeting) of the Board if such Party is at that time in default of this Agreement (as contemplated in section 8.4 hereinbelow), unless prior to or concurrently with that sale, transfer or other disposition such Party ceases to be a Defaulting Party (as hereinafter defined), or in the case of sections 8.3 or 8.4 hereinbelow where the default is monetary, application of the proceeds of disposition would reasonably cure the default;

         (b) except as permitted by section 7.2 hereinabove, for a period of three years after the Effective Date Class A Shareholders shall not sell any interest in their Securities to any party, except other Class A Shareholders and then by the provisions of section 8.1 hereinabove but only to Class A Shareholders, unless permitted by the Board to solicit other transferees pursuant to section 8.1; and

         (c) no transfer shall be effective or recognized unless such transfer is lawful and unless and until the transferee has executed this Agreement and become bound by its provisions.

8.3 SALE UPON DEATH. Upon the death of a Shareholder who is a natural person (the "DECEASED"), such person shall be deemed to have made and issued a Transfer Notice on the date of death for the sale of all of the Deceased's Securities pursuant to section 8.1 hereinabove, and such Deceased's estate and executors, receivers or administrators thereof shall be bound to effect and complete such notice, which shall be conducted in accordance with such section 8.1 as affected and superseded by the provisions of this section. The Deceased's estate shall notify the Corporation of the death as soon as possible and request that a valuation pursuant to Article IX proceed. The Purchase Price of the Deceased's Securities for the purpose of the Transfer Notice will, in the case of Shareholder Notes or loans, be the principal amount of such Shareholder Notes or loans, if any, and outstanding interest if any, and in the case of Shares will be determined in accordance with Article IX and will be irrevocably deemed offered at such Purchase Price, and the Corporation shall be the agent of the Deceased and the estate in the same manner as provided in section 8.1. The time periods of section 8.1 shall be suspended and not commence running until the
Article IX book value assessment has been delivered to the Deceased's estate representatives and the Corporation. In the event that the Deceased's estate or the Corporation disputes the valuation then the time period of section 8.1 shall continue to be suspended until the dispute is resolved. In the event that all or some of the Offered Securities are not taken up by Shareholders, then such may be offered to any other bidder, subject to subsection 8.1(j) hereinabove, and the Corporation may so require and may seek buyers, however, if the offered price acceptable to the estate is less than book value then the provisions of section 8.1 will again apply.

8.4 SALE BY A PARTY IN DEFAULT. If a Securityholder (herein the "DEFAULTING PARTY"):

         (a) suffers an Event of Bankruptcy or commences winding-up or dissolution and such winding-up or dissolution would result in a disposition of Securities not otherwise permitted by this Agreement;

         (b) is terminated from a position of office or employment with the Corporation wherein such person's right or option to purchase Securities arose from or was a right granted by virtue of such contract or position;

         (c) suffers an event contemplated by subsection 3.1(e) hereinabove and the Defaulting Party has failed or refused to initiate the provisions of section 8.1 hereinabove within 15 calendar days of a ruling, or such lesser time frame required by such ruling; or

         (d) receives a 30 calendar days' notice from the Corporation to the effect that it has breached a material provision or warranty of this Agreement, or has constructively done so by breaching another contract with the Corporation which reasonably results in a material breach of the good faith provisions or of the warranties of this Agreement, and such breach has not been rectified or waived by a Special Majority of the Board or by ordinary resolution of Class A Shareholders within such time period and the Defaulting Party has not disputed the existence of the same within such time period or, having disputed fault, thereafter the Defaulting Party admits fault or is adjudged at fault;

then the provisions of section 8.3 hereinabove shall apply in the same manner as if the Defaulting Party is a Deceased and the Corporation shall have the same powers to effect the offer and dispose of the Defaulting Party's Securities as contemplated by sections 8.1 and 8.3, MUTATIS MUTANDIS. For the purpose of this section the Transfer Notice shall be deemed to have occurred for subsection (a) above on the date the event is deemed by Agreement definition or law to arise, for subsection (b) above on the date of termination by the Corporation, for subsection (c) above on the date of the ruling and for subsection (d) above on the later of the date on which the 30 day notice expires or the Defaulting Party acknowledges or is adjudged at fault. The running of time of the section 8.1 process will not commence until the Defaulting Party requires in writing that the Corporation commence the process or the Corporation, not having been prodded by the Defaulting Party but on its own volition, delivers the first notice to the Class A Shareholders.

8.5 CLOSING. At the Closing provided for in subsection 8.1(i) hereinabove and the other referenced preceding sections providing for Security transfer, each of the Proposing Transferor, the Corporation and/or the transferee, as applicable, shall:

         (a) provide evidence satisfactory to the Corporation that the transferee is lawfully permitted to purchase the Securities and is acceptable to the regulators to which the Corporation is subject, that the transferee is, and will on Closing, be bound by this Agreement and that all obligations of the Proposing Transferor to the Corporation will be satisfied on Closing or, if acceptable to a Special Majority of the Board (or may be accepted by the Board as a pragmatic matter if transfer proceeds are fully being employed to pay the Corporation for the Proposing Transferor's debts and yet such may still not be sufficient; without prejudice to the Corporation's right to seek recovery of any deficiency), assumed by the transferee;

         (b) if the Offered Securities constitute all of the voting Shares owned by the Proposing Transferor, it shall deliver to the Corporation signed resignations of the Proposing Transferor, or its nominee, if any, as directors, officers and employees of the Corporation, as the case may be, unless waived by the Board; and

         (c) if the Offered Securities constitute all of the Securities owned by the Proposing Transferor, deliver to the Corporation a release by such Proposing Transferor, and its nominees, if any, of all claims against the Corporation in the Proposing Transferor's capacity as a director, officer, Shareholder, employee or creditor of the Corporation.


                                   ARTICLE IX
                               VALUATION OF SHARES

9.1 VALUATION BASED ON BOOK VALUE. In the event that the provisions of sections
8.3 or 8.4 hereinabove become applicable, the Corporation shall cause its accountants to determine the book value of all of the Shares then issued and outstanding as an average of the book values of the following three dates:


         (a)      the last day of the month preceding the date of the Transfer
                  Notice;

         (b)      the last day of the month of the Transfer Notice; and

         (c)      the last day of the month following the Transfer Notice.

                  The determination of the book value of the Shares on each of such dates shall be based upon GAAP applied on a consistent basis and the determination in accordance therewith will be final and binding on all Parties. The book value of Shares on each of such date shall be determined by dividing the book value as determined by the Corporation's accountants of all of the then issued and outstanding Shares. Shareholder Notes or loans, if any, of the Offered Securities of the Transfer Notice shall be determined as the face amount of outstanding principle and interest, if any. The purchase price of the Shares of the Offered Securities of the Transfer Notice shall be equal to the simple average, aggregated in accordance with GAAP, of such aforesaid three book values at such three dates.


                                    ARTICLE X
                     PROFIT PARTICIPATION AND LOAN REPAYMENT


10.1 SHAREHOLDER NOTES AND LOANS PAID FIRST. Any and all Shareholder Notes and loans or other advances or debits by Shareholders or other persons shall be paid first before any distribution of Profits, unless such Shareholder Notes or loans specifically provide that Profit may be distributed prior to repayment in full of the same or if such provide specific terms of repayment. Not to restrict the foregoing, although the Shareholder Notes provide that the same shall not be repaid except at the discretion of the Board, it is intended, unless waived by the holders thereof, that such Shareholder Notes shall be repaid before any distribution of Profit.

10.2 ABILITY TO DISTRIBUTE PROFITS. The Corporation shall not distribute Profits unless it has sufficient capital, retained earnings and cash, or cash equivalent, to satisfy its solvency requirements, to satisfy regulators to which it is accountable and to provide sufficient operating financial conditions as the Board considers prudent. Profits available for distribution shall be distributed no less than annually, however, the Corporation shall employ reasonable efforts to effect quarterly Profit distributions with such reservations and provisions as the Board considers advisable to reserve for adjustments for the distribution formula provided by section 10.3 hereinbelow.

10.3 PROFIT ALLOCATIONS. Profits calculated for each fiscal year shall be distributed to Shareholders PARI PASSU in accordance with the number of Shares issued of record at the end of the calculation period (quarterly or annually, as determined by the Board), however, if the Class A Shares reduce in number below 70% then the Class A Profits (as hereinafter defined) participation shall be allocated at the greater of either the PARI PASSU amount or the below Class A Profits for each sequential U.S. $2,500,000 of Profits. The Class A Shares Profit, which is considered a `FLOOR' to its Profit participation subject to the below variance, is described as follows:

         (a) as to the first Profits up to U.S. $2,500,000, 70% (this amount and the declining amounts of subsections (b) to (d) immediately below are referred to as the "CLASS A PROFITS") shall be distributed to Class A Shareholders and the remainder to other classes of Shareholders PARI PASSU with the number of issued Shares therein or otherwise as provided in the Articles of the Corporation;

         (b) as to the second U.S. $2,500,000 of Profits, 60 % to Class A Shareholders and the remainder to the rest as aforesaid;

         (c) as to the third U.S. $2,500,000 of Profits, 50% to Class A Shareholders and the remainder to the rest of the Shareholders; and

         (d) as to any further annual Profits, 40% to Class A Shareholders and the remainder to the rest of the Shareholders;


however, notwithstanding the foregoing, the Board, with a Special Majority of the Board resolution, may, if it considers such to be in the best interests of the Corporation, reduce the Class A Profits, as to any part of subsections (a) to (d) above, to an amount which is the result of multiplying the particular Class A Profit by 0.75 and re-allocating the residual (which, for certainty is the result of the Class A Profit multiplied by 0.25) to any other class of Shares or to contractual obligations of Profit sharing.

10.4 DISCRETION TO REALLOCATE PROFIT. Together with or for such time prior to invoking the Corporation's rights under sections 8.3 or 8.4 hereinabove, the Board shall have full discretion to withhold or reallocate declared Profits distributions to any Party if such Party is a Deceased or Defaulting Party or otherwise owes, or may reasonably owe, the Corporation or any Shareholder money or security whether pursuant to this Agreement or under any other contract or for any other liability. After 10 calendar days' notice to a Party that the Corporation shall apply any distribution, or part thereof, to amounts owing by such Party to the Corporation or a Shareholder, and the Party does not object in writing within such 10 days, then such distribution may be so applied and the Corporation shall have no liability therefor except for any amounts, and only to the extent of such amount, paid to itself for which it applied the distribution in error. If a Party disputes default or an amount owing then the declared distribution amount, or the amount in dispute, of the Party shall be placed in trust in an interest bearing account and shall be distributed thereafter in accordance with any settlement, judgment or arbitration thereof.


                                   ARTICLE XI
                                 CONFIDENTIALITY

11.1 CONFIDENTIALITY. Each of the Parties hereto (other than the Corporation) hereby acknowledges that all records, material and information (collectively in this Article XI the "INFORMATION") pertaining to the Corporation and any copies thereof obtained by it are confidential and shall remain the exclusive property of the Corporation, and each of the Parties agree that it shall not, at any time, divulge the contents of such Information to any person other than the Corporation's qualified employees nor use the contents of such Information for any purpose whatsoever. Under no circumstances shall any of the Parties hereto (other than the Corporation) remove any books, records or documents pertaining to Information of the Corporation, or copies thereof, from the Corporation's premises except for the purposes of the Corporation's business.

10.2 BREACH AND DAMAGES. The Parties hereto acknowledge that compliance with section 10.1 hereinabove is crucial to the business of the Corporation and that in the event of breach of such section the damage may be irreparable. For the purposes of the foregoing section the Parties hereto recognize and hereby agree that a breach by any of the Parties would result in irreparable harm that would not be adequately compensated for by monetary award. Accordingly, the Parties hereto agree that, in the event of any such breach, the Corporation, or any Shareholder acting for the Corporation if it fails to act within five calendar days of notice to do so, is entitled as a matter of right to apply to a Court of competent jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof. Any breaching Party will also be liable to each of the other Parties for direct losses and other damages including, without limiting the generality of the foregoing, for loss of opportunity and for an accounting for all amounts received and earned by the breaching Party flowing from, directly or indirectly, any such breach.


                                   ARTICLE XII
                          SECURITIES ESCROW PROVISIONS


12.1 SECURITIES TO BE HELD IN ESCROW. Unless waived by the Board, certificates or other documents (collectively, the "SECURITIES CERTIFICATES") representing the Securities of each Securityholder shall be held in escrow in accordance with the provisions of this Article XII by such trust agent or solicitor (each an "AGENT") as the Board may determine from time to time. The Board may replace the Agent at any time at their discretion. The Parties agree that the Securities Certificates shall be held in escrow for the term of this Agreement, or while a Party is a Securityholder, and that the Securities Certificates are so held as security and pledge for the due performance by each Securityholder of this Agreement. The fees of the Agent for acting as escrow agent shall be borne by the Corporation.

12.2 TRANSFER DOCUMENTS. Each Securityholder shall endorse in blank for transfer and shall deliver to the Agent the Securities Certificates with the instructions and upon the terms and conditions herein. The Securityholders hereby agree to appoint the Agent as escrow agent for the purpose of holding and delivering the Securities Certificates in accordance with this Agreement. Each Securityholder agrees to enter into such agreement as the Agent may reasonably require, as is customary in the industry or customary with such Agent. The reasonableness of the Agent's agreement shall not be determined by each Securityholder but by the Board, whose determination shall be final.

12.3 TRANSFERS OR CANCELLATIONS. In the event of a transfer or cancellation, whether voluntary or involuntary in accordance with Article VII or any other part of this Agreement, of all or part of the Securities of a Securityholder, the Agent shall, upon the instructions of the Corporation or a person authorized by the Corporation, make available for cancellation the Securities Certificates representing the Securities being transferred. Unless waived by the Board as aforesaid, any replacement Securities Certificates shall also be placed in escrow in accordance with this Article XI. Each Securityholder and the Corporation shall execute all consents, resolutions, transfer forms, contracts and other documents as the Agent considers necessary or desirable in the case of any transfer or cancellation or reissue of Securities Certificates pursuant to the terms hereof.

12.4 INDEMNIFICATION OF THE AGENT. The Securityholders hereby remise, release, hold harmless and forever discharge the Agent from any liability by reason of its acting in good faith as escrow agent under the terms of this Agreement. The Agent shall at all times be entitled to rely on the instructions of the Corporation and the Agent shall take all steps and actions required of it to carry out its duties hereunder; provided that the Agent's duties may be modified by a Special Majority of the Board, a Special Majority of the Securityholders or by an order of a Court of competent jurisdiction. The Parties agree that the Agent shall not be required to act unless the necessary parties have entered into such indemnity agreements and posted such security as the Agent may reasonably require.


                                  ARTICLE XIII
                                    INSURANCE

13.1 INSURANCE. The Corporation shall maintain such liability and other insurance as the Board considers prudent to insure the risks of the Corporation's business or as is required by the regulatory authorities to which it is subject.


                                   ARTICLE XIV
                            TERMINATION OF AGREEMENT

14.1 EVENTS OF TERMINATION. This Agreement shall cease and terminate on the occurrence of any of the following events, namely:

         (a) on the completion of the bankruptcy or receivership of the Corporation or the completion by the Corporation of its winding-up or dissolution pursuant to this Agreement and in accordance with prevailing law;

         (b) the execution of an agreement of termination in writing by all the Parties;

         (c)      the Corporation only having one Shareholder; or

         (d)      the first business day of November, 2052.

14.2 STATUS OF AGREEMENT ON TERMINATION. Regardless of any termination of this Agreement generally, its provisions shall continue to have effect for the purpose of governing the rights between the Parties as to any wind-up, dissolution, distribution or settlement of any matters between the Parties or in respect to the orderly disposition of the affairs of the Corporation.


                                   ARTICLE XV
                                   ARBITRATION

15.1 MATTERS FOR ARBITRATION. The Parties agree that all questions or matters in dispute with respect to this Agreement, the Securities or the Corporation shall be submitted to binding arbitration pursuant to the terms hereof.
Notwithstanding the foregoing, a Party shall not be prevented from exercising the provisions of section 11.2 to acquire injunctive relief prior to or concurrently with exercising its rights under this Article XV.

15.2 NOTICE AND NEGOTIATION. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that such Party intending to refer any matter to arbitration shall have given to the other Party or Parties, with a copy to the Corporation, not less than 20 calendar days' prior written notice of its intention to do so, together with reasonable particulars of the matter in dispute, and that such complaining Party shall have invited the noticed Parties at least once to negotiate the dispute. On the expiration of such 20 days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for in section 15.3 hereinbelow.

15.3 APPOINTMENTS AND PROCEDURE. After the 20 day period set forth in section
15.2 hereinabove a Party desiring arbitration shall appoint one arbitrator with a statement of credentials and shall notify the noticed Parties of such appointment, and the noticed Parties shall, within 30 calendar days after receiving such notice, agree that such first arbitrator shall be the only arbitrator or shall appoint a second arbitrator and give notice of the same. The two arbitrators so named, before proceeding to act, shall, within 30 calendar days of the appointment of the last appointed arbitrator, agree on the appointment of a third arbitrator to act with them, and such three arbitrators shall select a chairman from themselves. If the noticed Parties shall fail to appoint and give notice of an arbitrator within 30 calendar days after receiving notice of the appointment of the first arbitrator, then the first arbitrator shall act as a single arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of a third, then the third arbitrator shall be appointed under the provisions (the "RULES") of the AMERICAN ARBITRATION ASSOCIATION or, failing that, by a judge of the State of Nevada, U.S.A., on the motion of any Party to the dispute. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Rules. Where there is an insufficiency in this
Article XV or the Rules and regarding the matters in dispute, then the arbitrators shall be the masters of procedure, evidence, rules of order and the process of law and judgment. Where this Agreement, the constating documents of the Corporation, other documents relevant to the Parties or the law does not provide for or address any material matter in dispute, then the arbitrator(s) shall have reference to the customary practice of the industry and, if the Parties do not call expert testimony, the arbitrator(s) may, but is not obliged to, call its own determined expert testimony at the cost of the Parties. The arbitrators, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in accordance with agreement of the Parties or the Rules and shall establish the calendar and procedure for the purpose of hearing the evidence and representations of the Parties. When the Corporation is not a party to the arbitration the Parties and the arbitrator(s) shall copy the Corporation with all correspondence and submissions to or from the arbitrator(s) (omission to do so shall not invalidate the proceedings) unless the arbitrator(s) rules that any communication is privileged, or any rulings or awards. The Corporation shall have the right to intervene in the arbitration and have standing to make representations on such terms as to costs as the arbitrator(s) may determine. Any arbitration shall be transcribed, unless the Parties waive such, and the proceedings and hearings and decisions shall be confidential and in closed hearings unless the Parties waive such, partly or wholly or as may be necessary for any execution of an arbitration award. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award but, failing specification, each Party shall bear its own costs and the losing party shall bear the cost of the arbitrator(s) and the arbitration facilities.

15.4 AWARD. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final, binding and enforceable upon each of them and shall not be appealable except for manifest error of law.


                                   ARTICLE XVI
                           GENERAL CONTRACT PROVISIONS


16.1 SECURITIES LEGEND. All Securities certificates or documents of the Corporation shall have the following legend endorsed thereon:

         "The Securities represented by this certificate (document) are subject to a Shareholders' and Securitiesholders' Agreement made as of the o day of November, 2002, in respect to the Securities of this document issued by Stentgenix, Inc., and all parties are notified hereby that, accordingly, these Securities are bound by restrictions on resale or other disposition and to rights of first refusal and to certain other provisions of such Agreement, and no person shall deal in or deal with these Securities in any manner whatsoever without prior communication and written permission (which will be withheld unless the Agreement and applicable law is strictly complied with) from the Corporation, its Securityholders and its Board of Directors.".

16.2 CONFLICT WITH THIS AGREEMENT. In the event of a conflict between the provisions of this Agreement and any of the constating documents or bylaws of the Corporation or resolutions of the Board or of the Shareholders of the Corporation, the Parties hereto shall cause such meetings to be held and shall exercise their vote and influence, within the provisions of law, so as to cause such constating documents, bylaws and/or resolutions to be amended or repealed to the extent necessary to resolve any such conflict in such manner so that the provisions of this Agreement shall at all times prevail.

16.3 CURRENCY. All dollar amounts expressed in this Agreement are expressed in Canadian dollars and all payments contemplated by the provisions of this Agreement shall be made in United States funds.

16.4 GENDER AND PLURALITY. In this Agreement the use of the singular includes the plural and VICE VERSA; words importing gender include the masculine, feminine and neuter genders; all verbs shall be construed as agreeing with the required work and/or pronoun; and the words "THIS AGREEMENT", "HEREIN", "HEREOF", "HEREBY", "HERETO", "HEREUNDER" and similar expressions refer to this Agreement as a whole and not to any particular portion hereof, unless the context otherwise clearly requires.

16.5 HEADINGS. The division of this Agreement into Articles, sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

16.6 TIME OF THE ESSENCE. Time shall be of the essence of this Agreement and of every part hereof, and no extension or variation of this Agreement shall operate as a waiver of this provision.

16.7 ENTIRE AGREEMENT. This Agreement constitutes the entire, full and complete agreement and understanding among the Parties hereto as of the date of execution in respect of the subject matters hereof and supersedes all prior agreements, arrangements and understandings, whether oral or written. There are no representations, inducements, promises, statements or intention or agreements, oral or written, among the Parties hereto not embodied herein which are of any force or effect with reference to this Agreement or the subject matters hereof.

16.8 AMENDMENTS. This Agreement and its effect on all Parties hereto shall not be amended, modified, superseded or canceled except by a document or other instrument in writing signed by all of the Parties hereto, and any document or other instrument which purports to amend, modify, supersede or cancel this Agreement or any part hereof shall not be binding and shall be of no effect unless and until it has been executed and delivered by all of the Parties hereto. Notwithstanding the foregoing, this provision shall not affect the right of some of the Parties from entering into agreements between themselves which may modify or add or subtract provisions as between such Parties, however, all such which may affect the Corporation shall be noticed to the Corporation.

16.9 WAIVER. The failure of any Party hereto at any time or times to require performance of any provision hereof by any other Party hereto shall in no manner affect the right of such Party to require such performance at a later time. No act or omission of any Party hereto, other than an express written waiver signed by such Party, shall constitute a waiver by such Party of any breach of this Agreement or of the provision of this Agreement so breached. No waiver by a Party hereto of the breach of any provision hereof, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of such breach or as a waiver of the provision hereof so breached.

16.10 TIME PERIODS. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of any period is a non-business day the period in question shall end on the next business day.

16.11 ASSIGNMENT. No Party hereto may assign its interest in this Agreement except in accordance with the provisions of this Agreement.

16.12 ENUREMENT. This Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns and, in the case of Parties who are natural persons, also upon their respective heirs, executors and administrators.

16.13 LEGISLATION. Any references herein to any law, bylaw, rule, regulation, order or act of any government, governmental body or other regulatory body shall be construed as a reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto.

16.14 PROPER LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, U.S.A., and this Agreement shall in all respects be treated as a Nevada contract. The Parties hereto irrevocably attorn to the exclusive jurisdiction of the arbitration panels constituted under the provisions of this Agreement or the courts of the State of Nevada, U.S.A., to resolve any dispute which may arise among them concerning this Agreement and the subject matters hereof.

16.15 NOTICE. Any notice, payment or other communication required or permitted to be given or served pursuant to this Agreement shall be in writing and shall be delivered personally, sent by facsimile or forwarded by first class prepaid mail to the Party concerned addressed at the last address appearing on the Corporation's register as advised by the Party. A Party may change its address for delivery at any time by written notice to the Corporation. Any notice, payment or other communication shall be deemed to have been given, if delivered by hand or sent by facsimile on the day delivered or so sent, and if mailed then it shall be deemed delivered four business days following the date of posting; provided that if there shall be at the time of mailing, or within four business days thereof, a mail strike, slowdown or other labour dispute that might affect delivery by the mails, then the notice, payment or other communication shall be effective only when actually delivered or sent by facsimile.

16.16 SEVERABILITY. Should any part of this Agreement be declared or held to be invalid for any reason, the invalidity shall not affect the validity of the remainder of this Agreement which shall continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the Parties that this Agreement would have been executed without reference to any portion that may, for any reason, be hereafter declared or held invalid. Any provision of this Agreement which is invalid, prohibited or unenforceable in any jurisdiction for any reason whatsoever shall, as to such jurisdiction only, be ineffective and severable from this Agreement to the extent of such invalidity, prohibition or unenforceability, but such invalidity, prohibition or unenforceability shall not invalidate the remaining provisions of this Agreement nor shall it affect the validity or enforceability of such provision in any other jurisdiction. In addition, the Parties hereto further acknowledge and agree that all restrictions or obligations in this Agreement are necessary and fundamental to the protection of the business of the Corporation and the investment of each of the Parties hereto and are reasonable and valid, and all defenses to the strict enforcement thereof by the Parties hereto are hereby waived by any defaulting or contrary claiming Parties.

                  IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement on the date first above written.


The CORPORATE SEAL of                       )
ENDOVASC LTD., INC.                         )
was hereunto affixed in the presence of:    )
                                            )               (C/S))
                                            )
--------------------------------------------)
Authorized Signatory                        )


The CORPORATE SEAL of                       )
MIV THERAPEUTICS, INC.                      )
was hereunto affixed in the presence of:    )
                                            )               (C/S)
                                            )
--------------------------------------------)
Authorized Signatory                        )

The CORPORATE SEAL of                       )
STENTGENIX, INC.                            )
was hereunto affixed in the presence of:    )
                                            )               (C/S)
                                            )
--------------------------------------------)
Authorized Signatory                                 )
                                   __________